                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                    AMENDMENT No. 1 TO APPLICATION OR REPORT
                     FILED PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 11, 1997

                                    AMBI Inc.
                                    ---------
             (Exact Name of Registrant as Specified in its Charter)

New York                          1-12106                 11-2653613
--------                          -------                 ----------
(State or other jurisdiction of  (Commission File Number) (I.R.S. Employer
incorporation or organization)                            Identification Number)

771 Old Saw Mill River Road, Tarrytown, New York              10591
------------------------------------------------              -----
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number including Area Code:   (914) 347-5767
                                                     --------------

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions included in its Current Report on Form 8-K dated August 25, 1997 as set forth in the pages attached hereto:

Item 7(a).      Financial statements of Nutrition 21.

                     Independent Auditors' Report

                     Balance Sheets as of December 31, 1996 and 1995

                     Statements of Operations for three years ended December 31, 1996

                     Statement of Partners' Capital for three years ended December 31, 1996

                     Statement of Cash Flows for three years ended December 31, 1996

                     Notes to Financial Statements

Item 7(b).      Pro forma condensed financial information.

                     AMBI Inc. Pro Forma Combined Income Statement for the year ended June 30, 1997

                     AMBI Inc. Pro Forma Combined Balance Sheet as of June 30, 1997

Item 7(c).      Exhibits

                     1.  Independent Auditors' Consent
                                                                              2

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October 22, 1997

                                   By: /s/ Fredric D. Price
                                       -----------------------------
                                       Fredric D. Price
                                       President and Chief Executive Officer

ITEM 7.       Financial Statements, Pro Forma Financial
               Information and Exhibits

              (a)        Financial Statements of Business Acquired      Page 5

              (b)        Pro forma financial information                Page 15

              (c)        Independent Auditors' Consent                  Page 19

                                  NUTRITION 21
                       (a California limited partnership)

                              Financial Statements

                           December 31, 1996 and 1995

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
AMBI Inc.:

We have audited the accompanying balance sheets of Nutrition 21 (a California limited partnership) (the "Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutrition 21 as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                 KPMG Peat Marwick LLP


San Diego, California
September 5, 1997

                                  NUTRITION 21
                       (a California limited partnership)

                                 Balance Sheets

                           December 31, 1996 and 1995


                                   Assets                                              1996                 1995
                                                                                 ------------------   ------------------
Current assets:
   Cash and cash equivalents                                                  $       1,452,601            1,918,596
   Trade accounts receivable                                                          2,927,777            2,985,081
   Inventories                                                                          108,908              379,770
   Other current assets                                                                  43,344              154,308
                                                                                 ------------------   ------------------

                  Total current assets                                                4,532,630            5,437,755

Property and equipment, net (note 2)                                                     32,536               40,488
Patents, licenses and trademarks (note 4)                                                19,752                6,042
Other assets                                                                             12,033               13,834
                                                                                 ------------------   ------------------

                  Total assets                                                $       4,596,951            5,498,119
                                                                                 ==================   ==================

                      Liabilities and Partners' Capital

Current liabilities:
   Bank overdraft                                                             $         371,521                   --
   Accounts payable                                                                     235,070              345,040
   Accrued royalties (note 4)                                                           466,199              831,726
   Accrued litigation (note 5)                                                          408,750                   --
   Other accrued liabilities                                                             84,751               61,842
                                                                                 ------------------   ------------------

                  Total current liabilities                                           1,566,291            1,238,608

Deferred rent                                                                             6,542               11,161
                                                                                 ------------------   ------------------

                  Total liabilities                                                   1,572,833            1,249,769
                                                                                 ------------------   ------------------

Partners' capital:
   General partner                                                                    1,442,773            2,030,404
   Limited partners                                                                   1,581,345            2,217,946
                                                                                 ------------------   ------------------

                  Total partners' capital                                             3,024,118            4,248,350
                                                                                 ------------------   ------------------

Commitments and contingencies (notes 4, 5, 6, 7 and 8)

                  Total liabilities and partners' capital                     $       4,596,951            5,498,119
                                                                                 ==================   ==================

                                  NUTRITION 21
                       (a California limited partnership)

                            Statements of Operations

                  Years ended December 31, 1996, 1995 and 1994

                                                                  1996                 1995                 1994
                                                            ------------------   ------------------   ------------------
Sales                                                    $      16,273,227           21,481,707            15,549,268
Cost of sales (note 4)                                           3,309,439            4,406,941             3,262,748
                                                            ------------------   ------------------   ------------------

                  Gross profit                                  12,963,788           17,074,766            12,286,520
                                                            ------------------   ------------------   ------------------

Operating expenses:

   Selling, general and administrative                           6,335,653            6,457,933             4,642,602
   Research and development                                        791,730            1,243,833               899,237
                                                            ------------------   ------------------   ------------------

                  Total operating expenses                       7,127,383            7,701,766             5,541,839
                                                            ------------------   ------------------   ------------------

                  Operating income                               5,836,405            9,373,000             6,744,681
                                                            ------------------   ------------------   ------------------

Other income (expense):

   Interest income, net                                             98,993               39,950                18,895
   Litigation settlement income (note 6)                           449,120                   --                    --
   Litigation settlement expense (note 5)                         (408,750)                  --                    --
                                                            ------------------   ------------------   ------------------

                  Other income, net                                139,363               39,950                18,895

                  Net income                             $       5,975,768            9,412,950             6,763,576
                                                            ==================   ==================   ==================

                                  NUTRITION 21
                       (a California limited partnership)

                         Statements of Partners' Capital

                  Years ended December 31, 1996, 1995 and 1994

                                                             General              Limited
                                                             Partner              Partners               Total
                                                         -----------------    -----------------    ------------------
Balance  at December 31, 1993                         $        697,672               774,152            1,471,824
Distributions                                               (2,400,000)           (2,600,000)          (5,000,000)
Allocation of net income                                     3,246,516             3,517,060            6,763,576
                                                         -----------------    -----------------    ------------------

Balance  at December 31, 1994                                1,544,188             1,691,212            3,235,400

Distributions                                               (4,032,000)           (4,368,000)          (8,400,000)
Allocation of net income                                     4,518,216             4,894,734            9,412,950
                                                         -----------------    -----------------    ------------------

Balance at December 31, 1995                                 2,030,404             2,217,946            4,248,350

Distributions                                               (3,456,000)           (3,744,000)          (7,200,000)
Allocation of net income                                     2,868,369             3,107,399            5,975,768
                                                         -----------------    -----------------    ------------------

Balance at December 31, 1996                          $      1,442,773             1,581,345            3,024,118
                                                         =================    =================    ==================

                                  NUTRITION 21
                       (a California limited partnership)

                            Statements of Cash Flows

                  Years ended December 31, 1996, 1995 and 1994

                                                                     1996                1995                 1994
                                                               ------------------  ------------------   -----------------
Cash flows from operating activities:

   Net income                                                $      5,975,768           9,412,950            6,763,576
   Adjustments to reconcile net income to net cash
     provided by operating activities:

       Depreciation and amortization                                   10,837               9,225               10,398
       Changes in operating assets and liabilities:
         Trade accounts receivable                                     57,304             344,688           (2,231,957)
         Inventories                                                  270,862            (122,683)             (29,771)
         Other current assets and other assets                        112,765              (7,876)             (80,082)
         Accounts payable, accrued royalties and other
           accrued liabilities                                       (452,588)            259,683              551,077
         Accrued litigation                                           408,750                  --                   --
         Deferred rent                                                 (4,619)             10,150               (2,428)
                                                               ------------------  ------------------   -----------------

                  Net cash provided by operating activities

                                                                    6,379,079           9,906,137            4,980,813
                                                               ------------------  ------------------   -----------------

Cash flows from investing activities:
   Purchase of property and equipment                                  (1,985)            (22,505)             (18,473)
   Patents, licenses and trademarks costs                             (14,610)             (3,795)                  --
                                                               ------------------  ------------------   -----------------

                  Net cash used in investing activities               (16,595)            (26,300)             (18,473)
                                                               ------------------  ------------------   -----------------

Cash flows from financing activities:
   Distributions to partners                                       (7,200,000)         (8,400,000)          (5,000,000)
   Bank overdraft                                                     371,521                  --                   --
                                                               ------------------  ------------------   -----------------

                  Net cash used in financing activities            (6,828,479)         (5,000,000)          (5,000,000)
                                                               ------------------  ------------------   -----------------

Net increase (decrease) in cash and cash equivalents                 (465,995)          1,479,837              (37,660)

Cash and cash equivalents, beginning of year                        1,918,596             438,759              476,419
                                                               ------------------  ------------------   -----------------

Cash and cash equivalents, end of year                       $      1,452,601           1,918,596              438,759
                                                               ==================  ==================   =================

                                  NUTRITION 21
                          Notes to Financial Statements

                           December 31, 1996 and 1995

(1)    Organization and Summary of Significant Accounting Policies

       Description of Business

       Nutrition 21, a California limited partnership (the "Partnership"), was formed in October 1973 and develops, produces, and markets proprietary nutrition products and dietary supplements. The Partnership's primary product, chromium picolinate, accounted for 86%, 93% and 92% of sales for the years ended December 31, 1996, 1995 and 1994, respectively. Nutrition products and dietary supplements are subject to regulation, including certain regulations of the U.S. Food and Drug Administration, the Federal Trade Commission, and various state regulatory agencies. The Partnership maintains several licenses and agreements with suppliers, manufacturers, founding scientists, and patent holders in connection with the manufacturing, marketing, and distribution of its products.

       Cash and Cash Equivalents

       Cash and cash equivalents at December 31, 1996 and 1995, respectively, consist of checking, savings, and money market funds with an initial term of less than three months. For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       Revenue Recognition

       The Partnership recognizes revenue when earned, generally when products are shipped.

       Inventories

       Inventories are stated at the lower of cost or market. Cost is determined using either the first in, first out method or the average cost method depending, on the product.

       Property and Equipment

       Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 5 to 7 years. Leasehold improvements are amortized over the shorter of their estimated useful life or related lease term.

       Patents, Licenses and Trademarks

       The Partnership capitalizes certain legal costs and acquisition costs related to patents, licenses and trademarks. Accumulated costs are amortized over the lesser of the legal lives or the estimated economic lives of the proprietary rights, generally five to ten years, using the straight-line method and commencing at the time the patents are issued or the license is acquired. Capitalized costs are written off to expense at the time the underlying proprietary rights are deemed to have no continuing value.

       Research and Development, and Advertising

       Research and development, and advertising costs are expensed as incurred. Advertising costs amounted to $3,348,117, $2,369,000 and $1,754,000 in 1996, 1995 and 1994, respectively.

       Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
       Of

       The Partnership adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Partnership's financial position or results of operations.

       Income Taxes

       For federal and state income tax purposes, partnership tax liability is that of the individual partners, not the partnership. Since many types of transactions are susceptible to varying interpretations under federal and state income tax laws and regulations, the amounts reported by the Partnership or by the participants in their individual income tax returns may be subject to change at a later date upon final determination by the respective taxing authorities. The Partnership uses the cash method of reporting income and expenses for tax purposes.

       Use of Estimates

       Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)    Property and Equipment

       Property and equipment at December 31, 1996 and 1995 consist of the following:

                                                        1996                  1995
                                                  ------------------    -----------------
           Furniture and equipment             $          88,868                86,883
           Leasehold improvements                          2,652                 2,652
                                                  ------------------    -----------------

                                                          91,520                89,535
           Less accumulated depreciation                 (58,984)              (49,047)
                                                  ------------------    -----------------

                                               $          32,536                40,488
                                                  ==================    =================

(3)    Allocations of Income, Losses and Cash Distributions

       The partnership agreement requires the allocation of income and losses of the Partnership among the General Partner and Limited Partners at 48% and 52%, respectively. Cash available for distribution is to be distributed to the General Partner and Limited Partners at 48% and 52%, respectively.

 (4)   Royalty and Licensing Agreements

       In 1985, the National Technical Information Service (NTIS), a United States governmental agency, granted Nutrition 21 exclusive licenses under a U.S. Patent owned by the United States government (the "Patent") to manufacture, market, and sell certain metal picolinate complexes. Under the terms of the licenses, the Partnership is required to pay an annual non-refundable maintenance fee of $2,500 to the NTIS along with a biannual royalty fee based on a percentage of net sales. The licenses expire on August 8, 2000 in conjunction with the expiration of the Patent. The Partnership recognized expenses related to these licenses of $445,362, $580,051 and $420,774 for the years ended December 31, 1996,
       1995 and 1994, respectively.

       The Partnership has an agreement with an individual pursuant to which the Partnership pays a royalty to the individual based on a percentage of net sales for all products covered by the Patent licensed to Nutrition 21 by the NTIS. This agreement continues through August 8, 2000. The Partnership recognized expenses related to this agreement of $475,461, $910,386 and $650,517 for the years ended December 31, 1996, 1995 and 1994, respectively.

       The Partnership has an agreement with another individual pursuant to which the Partnership pays a royalty based on a percentage of net sales for certain yeast and picolinate products covered by the Patent. In the case of the individual's death, the royalties will be paid directly to the estate for a certain period of time. The Partnership recognized expenses related to this agreement of $372,366, $528,178 and $403,873 for the years ended December 31, 1996, 1995 and 1994, respectively.

       The Partnership entered into an agreement expiring October 5, 1997 to share in the costs associated with the promotion of chromium picolinate used in animal feed. The Partnership recognized expenses related to this agreement of $121,781 and $136,597 for the years ended December 31, 1996 and 1995, respectively. No such cost was incurred during 1994.

(5)    Commitments and Contingencies

       Operating Leases

       The Partnership leases office facilities and equipment under noncancelable operating lease agreements expiring at various dates through August 31, 1998. Future minimum lease payments are as follows:

               Year ending December 31,
             ---------------------------

                     1997                               $          59,886
                     1998                                          40,726
                                                           ------------------

                                                        $         100,612
                                                           ==================

       Rent expense for all leased facilities and equipment was $59,307, $55,042 and $49,275 for the years ended December 31, 1996, 1995 and 1994, respectively.

       Litigation

       At December 31, 1996, the Partnership was a defendant in a lawsuit that alleged, among other things, a breach of oral and implied contracts related to the distribution of chromium picolinate. In January 1997, the Partnership settled the lawsuit. Settlement costs of $408,750 were accrued during 1996.

(6)    Infringement Settlement

       In November 1995, the Partnership was a plaintiff in a lawsuit with a competitor that alleged, among other things, patent infringements related to chromium picolinate. In April 1996, the Partnership settled the lawsuit and recognized income of $449,120 related to the settlement.

(7)    Federal Trade Commission (FTC) Decision and Order

       In July 1997, the Partnership and the FTC entered into a Consent Order, which, among other things, requires that claims or representations for dietary supplements be supported by competent and reliable evidence on benefits, performance efficacy and safety. The Consent Order requires that the Partnership advise its customers who resell chromium picolinate to the public not to make certain claims which the FTC deems not to be sufficiently supported

(8)    Subsequent Event

       On August 11, 1997, AMBI, Inc. ("AMBI") purchased all General and Limited partnership interests of the Partnership. The purchase price for the acquisition was $10 million, subject to an adjustment based on a target net book value, and 500,000 restricted shares of AMBI common stock. The purchase also provided for annual contingent future payments for each of the next four years of $2.5 million adjusted for the achievement of certain sales levels, and royalties of 2.5% to 5% of net sales of products recommended for certain patented uses. In addition, if prior to August 10, 1998, AMBI terminates for other than cause, the employment of certain individuals, AMBI will be required to make termination payments to such individuals. Additionally, AMBI entered into a two-year consulting agreement with the former Chief Executive Officer and general partner who agreed not to compete with Nutrition 21 for a period of two years after the termination of the consulting agreement.

ITEM 7(b).    PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma financial information is presented to show the pro forma effect of the acquisition of the N21 business on AMBI's historical financial position and results of operations under the purchase method of accounting.

The Pro Forma Combined Statement of Operations for the year ended June 30, 1997 assumes the acquisition was consummated on July 1, 1996. The Pro Forma Combined Balance Sheet as of June 30, 1997 assumes the acquisition was consummated on that date.

The pro forma financial information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they would have been had the transactions been effected on the assumed dates. AMBI expects to achieve cost savings by reducing administrative overhead costs and the renegotiation of selected royalty agreements. (see footnote 4)

The pro forma financial information should be read in conjunction with AMBI's historical consolidated financial statements and notes thereto included in its 1997 10-K, the enclosed audited historical financial statements for the business acquired and the description of the transaction under Item 2 in the 8-K filed August 25, 1997.

                                    AMBI Inc.
                   Pro Forma Combined Statement of Operations

                        For the Year Ended June 30, 1997
                     In thousands, except per-share amounts

                                   (Unaudited)

                                                                                  AMBI Inc.
                                                                  Pro Forma       Pro Forma
                                       AMBI Inc.       N21        Adjustments     Combined
                                        $000           $000          $000           $000
Net sales                               10,356         18,822                        29,178
Other operating income                     924                                          924
                                     -----------    -----------                  ------------

TOTAL REVENUE                           11,280         18,822                        30,102
     Cost of sales                      (4,363)        (3,925)                       (8,288)
                                     -----------    -----------                  ------------

GROSS PROFIT                             6,917         14,897                        21,814
Selling, general and
     administrative expenses           (16,912)        (6,671)                      (23,583)
Research and development                (4,833)          (510)                       (5,343)
Depreciation and amortization             (772)           (11)        (984) (1)      (1,767)
                                     -----------    -----------    ---------     -----------

OPERATING (LOSS)/INCOME                (15,600)         7,705         (984)          (8,879)
Interest income                            433            100         (369) (2)         164

Interest expense                          (142)                       (314) (3)        (456)
Other non-operating
     income/(expense)                    8,648           (399)                        8,249

            (LOSS)/INCOME BEFORE
                 TAX EXPENSE            (6,661)         7,406       (1,667)            (922)
                 Tax Expense              (152)                                        (152)
                                     -----------    -----------    ---------     -----------

              NET (LOSS)/INCOME         (6,813)         7,406       (1,667)          (1,074)

NET (LOSS)/
PER SHARE                               ($0.37)                                      ($0.07)

WEIGHTED AVERAGE SHARES             19,544,526                     500,000  (4)  20,044,526

(1) To record the estimated amortization of intangible asset values assigned at acquisition with lives ranging from 3 to 15 years.

(2) To record interest income assumed lost (average rate of 5.25%) on cash reserves used to pay for the acquisition.

(3) To record interest expense at approximately 9.5% on borrowings used to pay for the acquisition.

(4) Reflects 500,000 shares issued as part of the payment to the partners of N 21 in the acquisition.

                                    AMBI INC.
                        PRO FORMA COMBINED BALANCE SHEET

                                  JUNE 30, 1997

                                  In thousands
                                   (Unaudited)

                                                                                                                   AMBI Inc.
                                                                                            Pro Forma              Pro Forma
                                                          AMBI Inc.      Nutrition 21      Adjustments             Combined
                                                         ---------      ------------      -----------             ------------
ASSETS

Current Assets

    Cash and cash equivalents                               8,615             2,961          (9,661)   (1)            1,915
    Trade accounts receivable (less
       allowance for doubtful accounts)                       390             2,913                                   3,303
    Inventories                                               606               574                                   1,180
    Prepayments and other current assets                      404               132                                     536
                                                         ---------      ------------      -----------             ------------

Total current assets                                       10,015             6,580          (9,661)                  6,934

Property, plant and equipment-net                           1,082                31                                   1,113
Patent cost, licensed technology and
   other intangible assets-net                              1,584                19             7401   (2)            9,004
Goodwill-net                                                                                     687   (2)              687
Other assets                                                   73                 9                                      82
                                                         ---------      ------------      -----------             ------------

Total Assets                                               12,754             6,639     (1,573)                      17,820

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Current portion of notes and
   lease obligation                                           156                                                       156
   Accounts payable and accrued expenses                    2,464               411                                   2,875
   Accrued royalties                                                            496            (496)   (3)
   Accrued litigation                                                           281            (281)   (4)
   Other liabilities                                                            161                                     161
   Short term bank loan                                                                        3,300   (5)            3,300
   Dividends payable                                          340                                                       340
                                                         ---------      ------------      -----------             ------------

            Total current liabilities                       2,960             1,349            2,523                  6,832

Notes payable and lease obligation                            184                 6                0                    190
Long term loan                                              2,000                                                     2,000
                                                         ---------      ------------      -----------             ------------

TOTAL LIABILITIES                                           5,144             1,355            2,523                  9,022

Stockholders' Equity
   Common Stock                                                94                                  3   (6)               97
   Additional paid-in capital                              49,900                              1,185   (7)           51,085
   Accumulated deficit/Retained earnings                 (42,384)             5,284          (5,284)   (8)         (42,384)
                                                         ---------      ------------      -----------             ------------

TOTAL STOCKHOLDER' EQUITY                                   7,610             5,284          (4,096)                  8,798
                                                         ---------      ------------      -----------             ------------
TOTAL LIABILITIES, AND
STOCKHOLDERS' EQUITY                                       12,754             6,639          (1,573)                 17,820

(1) The purchase agreement included cash on hand at N 21 of $2,961. Also reflects AMBI's requirement to use $6,700 of cash reserves.

(2) To record the allocation of the excess of the purchase price over the net assets acquired to patent cost and licensed technology and goodwill.

(3) Reflects purchase agreement which required N 21 partners to pay accrued royalties.

(4) Reflects purchase agreement which required N 21 partners to pay accrued litigation expenses.

(5) Reflects short term bank loan of $3,300, which was required in addition to the cash reserves used to make the purchase.

(6) Reflects 500,000 shares at par value of $0.005 as part of the payment to the partners in the acquisition.

(7) Reflects additional paid-in capital on the 500,000 shares, valued at $2.375, which was the market price on the day of the transaction

(8)  Elimination of N 21 net assets.

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